UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024 (July 18, 2024)

Compass Digital Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40912	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 309

Zephyr Cove, NV

(Address of principal executive offices)

89448

(Zip Code)

Registrant’s telephone number, including area code: (214) 526-4423

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one redeemable Warrant	CDAQU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	CDAQ	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A Ordinary Share for $11.50 per share	CDAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed by Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on July 17, 2024, the Company and HCG Opportunity, LLC, the Company’s sponsor (the “Sponsor”), entered into agreements (collectively, the “Non-Redemption Agreements”) with unaffiliated, third-party investors in exchange for such investors agreeing not to redeem an aggregate of 500,000 of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), at the Meeting (as defined below). Between July 17, 2023 and July 18, 2023, the Company and Sponsor entered into further Non-Redemption Agreements with additional unaffiliated, third-party investors in exchange for such investors agreeing not to redeem an aggregate of 1,975,000 Class A Ordinary Shares at the Meeting (together with the 500,000 Class A Ordinary Shares not redeemed, the “Non-Redeemed Shares”), for a total of 2,475,000 Non-Redeemed Shares.

Pursuant to the Non-Redemption Agreements, the Sponsor has agreed to transfer to such investors an aggregate of (i) 412,498 of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), held by the Sponsor for the first five months of the extension of the Combination Period (as defined below) and (ii) 82,498 Class B Ordinary Shares held by the Sponsor for each additional month of the extension of the Combination Period needed, in connection with the closing of the Business Combination (as defined below), provided that (i) the investors did not exercise their redemption rights with respect to the Non-Redeemed Shares in connection with the Meeting and (ii) the Extension Amendment Proposal (as defined below) was approved.

In connection with its entry into the Non-Redemption Agreements, the Company agreed that, in the event of the liquidation of the Trust Account (as defined below), it will only utilize up to $50,000 of funds from the accrued interest of the Trust Account to pay any dissolution expenses if it does not effect a Business Combination prior to the end of the Combination Period.

The foregoing summary of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 24, 2024, the Company issued an aggregate of 2,600,000 Class A Ordinary Shares to (i) the Sponsor and (ii) Compass Digital SPAC LLC, the Company’s former sponsor (the “Prior Sponsor” and together with the Sponsor, the “Sponsors”), upon the conversion (the “Conversion”) of an equal number of Class B Ordinary Shares held by the Sponsors. The Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions applicable to the Class B Ordinary Shares prior to the Conversion, including certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a Business Combination as described in the final prospectus filed with the SEC by the Company on October 18, 2021 (the “IPO Prospectus”) in connection with the Company’s initial public offering (the “IPO”). Following the Conversion and the Redemptions (as defined below), there are 5,681,485 Class A Ordinary Shares issued and outstanding and 2,110,122 Class B Ordinary Shares issued and outstanding.

The Class A Ordinary Shares issued upon the Conversion have not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On July 18, 2024, the Company held an extraordinary general meeting of shareholders in lieu of an annual general meeting of shareholders (the “Meeting”). The (i) IPO Prospectus and (ii) Company’s amended and restated memorandum and articles of association (as amended and currently in effect, the “Memorandum and Articles of Association”) provided that the Company initially had until October 19, 2023 (the date that was 24 months after the consummation of the IPO) to complete a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”, and such period, the “Combination Period”). On October 19, 2023, the Company’s shareholders approved an amendment to the Memorandum and Articles of Association to extend the end of the Combination Period from October 19, 2023 to July 19, 2024.

At the Meeting, the Extension Amendment Proposal to further amend the Memorandum and Articles of Association (the “Extension Amendment”) was approved. Under the law of the Cayman Islands, upon approval of the Extension Amendment Proposal by the affirmative vote of a majority of at least two-thirds (2/3) of the votes cast by the holders of the Ordinary Shares, voting as a single class, who, being entitled to do so, voted in person (including shareholders who voted online) or by proxy at the Meeting, the Extension Amendment became effective. The Company filed the Extension Amendment with the Cayman Islands Registrar of Companies on July 18, 2024.

The foregoing description of the Extension Amendment is qualified in its entirety by reference to the Extension Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders were presented with a proposal to approve, by way of special resolution, the Extension Amendment to extend the date by which the Company must consummate a Business Combiantion from July 19, 2024 to December 19, 2024, and then on a monthly basis up to four (4) times until April 19, 2025 (or such earlier date as determined by the Company’s board of directors (the “Board” and such proposal, the “Extension Amendment Proposal”).

Also at the Meeting, the Company’s shareholderss were presented with a proposal to ratify, by way of ordinary resolution, the selection by the Board’s Audit Committee of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Auditor Ratification Proposal” and together with the Extension Amendment Proposal, the “Proposals”).

The Extension Amendment Proposal was approved with the following vote from the holders of the Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
7,600,451	1,467,556	0	599,283

The Auditor Ratification Proposal was approved with the following vote from the holders of the Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
9,156,909	510,381	0	0

A proposal to adjourn the Meeting, by way of ordinary resolution, to a later date or dates or indefinitely, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of any of the Proposals was not presented because there were enough votes to approve the the Proposals.

In connection with the vote to approve the Extension Amendment Proposal, the holders of 2,713,143 Class A Ordinary Shares properly exercised their right to redeem such shares for cash at a redemption price of approximately $10.92 per share, for an aggregate redemption amount of approximately $29.6 million (the “Redemptions”).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Second Amendment to Amended and Restated Memorandum and Articles of Association of the Company.
10.1	Form of Non-Redemption Agreement. (1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed with the SEC on July 10, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS DIGITAL ACQUISITION CORP.

By:	/s/ Nick Geeza
Name:	Nick Geeza
Title:	Chief Financial Officer

Date: July 24, 2024